                                                                    EXHIBIT 12.1

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

     The following table presents the computation of the Ratio of Earnings to Fixed Charges for Republic Engineered Products Holdings LLC (the "Company") on a pro forma basis for the year ended December 31, 2002 and for the period from August 16, 2002 to December 31, 2002; Republic Technologies International Holdings, LLC on a consolidated basis (the "Predecessor - Consolidated") for the period from January 1, 2002 to August 15, 2002, the years ended December 31, 2001 and 2000 and the period from August 13, 1999 to December 31, 1999; and the predecessors of Republic Technologies International Holdings, LLC on a combined basis (the "Predecessor - Combined") for the period from January 1, 1999 to August 12, 1999 and the years ended December 31, 1998 and 1997. For purposes of computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as the sum of interest on all indebtedness, including amortization of debt issuance costs and one-third of annual rental expense.

                              PRO FORMA           COMPANY                            PREDECESSOR - CONSOLIDATED
                            -------------    -----------------    ----------------------------------------------------------------
                                                                                                                     PERIOD FROM
                                                PERIOD FROM          PERIOD FROM                                      AUGUST 13,
                              YEAR ENDED      AUGUST 16, 2002      JANUARY 1, 2002            YEARS ENDED              1999 TO
                             DECEMBER 31,     TO DECEMBER 31,       TO AUGUST 15,             DECEMBER 31,           DECEMBER 31,
                                 2002              2002                 2002              2001          2000             1999
                            -------------    -----------------    -----------------    ----------    ----------    ---------------
Pretax income
 (loss) .................   $     (25,708)   $         (20,811)   $         (59,858)   $ (182,080)   $ (269,935)   $      (182,590)
                            -------------    -----------------    -----------------    ----------    ----------    ---------------
Interest expense ........          23,661                8,503               15,114        50,007       110,777             40,300

Amortization of
 debt issuance
 costs ..................               -                   48                2,607         6,045         6,718              5,017

Portion of rental
 expense
 representing
 interest ...............           3,038                1,405                1,664         1,633         3,400                898
                            -------------    -----------------    -----------------    ----------    ----------    ---------------

Total fixed
 charges
 (Denominator) ..........          26,699                9,956               19,385        57,685       120,895             46,215
                            -------------    -----------------    -----------------    ----------    ----------    ---------------

Pretax income plus
 fixed charges
 (Numerator) ............   $         991    $         (10,855)   $         (40,473)   $ (124,345)   $ (149,040)   $      (136,375)
                            =============    =================    =================    ==========    ==========    ===============
Ratio: 1 ................               -                    -                    -             -             -                  -
                            =============    =================    =================    ==========    ==========    ===============
Deficiency ..............   $      25,708    $          20,811    $          59,858    $  182,080    $  269,935    $       182,590
                            =============    =================    =================    ==========    ==========    ===============

                                        PREDECESSOR - COMBINED
                                ----------------------------------------
                                PERIOD FROM
                                 JANUARY 1,
                                  1999 TO             YEARS ENDED
                                 AUGUST 12,           DECEMBER 31,
                                   1999            1998          1997
                               ------------    ----------    ----------

Pretax income
 (loss) .................      $   (114,493)   $ (113,555)   $  (44,618)
                               ------------    ----------    ----------

Interest expense ........            36,612        39,010        19,932

Amortization of
 debt issuance
 costs ..................             7,233         4,212         3,374

Portion of rental
 expense
 representing
 interest ...............               421           800           267
                               ------------    ----------    ----------

Total fixed
 charges
 (Denominator) ..........            44,266        44,022        23,573
                               ------------    ----------    ----------

Pretax income plus
 fixed charges
 (Numerator) ............      $    (70,227)   $  (69,533)   $  (21,045)
                               ============    ==========    ==========
Ratio: 1 ................                 -             -             -
                               ============    ==========    ==========
Deficiency ..............      $    114,493    $  113,555    $   44,618
                               ============    ==========    ==========